Exhibit 99.1

Travelzoo 590 Madison Avenue 35th Floor New York, NY 10022 Investor Relations: Almira Pusch ir@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Reports Second Quarter 2022 Results

NEW YORK, July 27, 2022 — Travelzoo® (NASDAQ: TZOO):

•Revenue of $17.7 million, down 7% year-over-year
•In constant currencies, revenue was $18.2 million
•Non-GAAP operating profit of $2.6 million
•Earnings per share (EPS) of $0.08 attributable to Travelzoo from continuing operations

Travelzoo, a global Internet media company that provides exclusive offers and experiences for members, today announced financial results for the second quarter ended June 30, 2022. Consolidated revenue was $17.7 million, down 7% from $19.1 million year-over-year. In constant currencies, revenue was $18.2 million. Travelzoo's reported revenue consists of advertising revenues and commissions, derived from and generated in connection with purchases made by Travelzoo members.

The reported net income attributable to Travelzoo from continuing operations was $1.0 million for Q2 2022. At the consolidated level, including minority interests, the reported net income from continuing operations was $1.0 million. EPS from continuing operations was $0.08, compared to $0.22 in the prior-year period.

Non-GAAP operating profit was $2.6 million. The calculation of non-GAAP operating profit excludes amortization of intangibles ($0.2 million) and stock option expenses ($0.6 million). GAAP operating profit was $1.8 million. See section “Non-GAAP Financial Measures” below.
1/10

"In Q2, we achieved in North America an operating margin of 25%. We believe we can achieve significant increases in EPS in the near future. Revenue is expected to reach and exceed pre-pandemic levels", said Holger Bartel, Global CEO. "Travelzoo members are affluent, active, and open to new experience. 84% say Travelzoo influences their travel destinations because they trust Travelzoo."

Cash Position
As of June 30, 2022, consolidated cash, cash equivalents and restricted cash were $26.7 million. Net cash used in operations was $10.2 million for the three months ended June 30, 2022. Cash was used primarily in connection with a decrease of merchant payables by $11.8 million. The Company also received cash of $1.9 million from an option exercise in Q2 2022.

Reserve
Reported revenues include a reserve of $2.9 million related to commissions to be earned from vouchers sold. The reserve is booked as contra revenue.

Travelzoo North America
North America business segment revenue decreased 11% year-over-year to $12.4 million. Operating profit for Q2 2022 was $3.1 million, or 25% of revenue, compared to an operating profit of $3.5 million in the prior-year period.

Travelzoo Europe
Europe business segment revenue increased 3% year-over-year to $4.4 million. At constant currencies, Europe business segment revenue increased 17% year-over-year. Operating loss for Q2 2022 was $1.5 million, compared to an operating loss of $227,000 in the prior-year period. The operating loss was primarily driven by investments in member acquisition which were all expensed in Q2.

Jack’s Flight Club
On January 13, 2020, Travelzoo acquired 60% of Jack’s Flight Club, a membership subscription service. Jack’s Flight Club revenue increased 11% year-over-year to $952,000. Non-GAAP operating profit for Q2 2022 was $378,000, compared to a non-GAAP operating profit of $445,000 in the prior-year period. After consolidation with Travelzoo, Jack’s Flight Club's net income was $76,000, with $46,000 attributable to Travelzoo as a result of recording $217,000 of amortization of intangible assets related to the acquisition.
2/10

Licensing
In June 2020, Travelzoo entered into a royalty-bearing licensing agreement with a local licensee in Japan for the exclusive use of Travelzoo’s brand, business model, and members in Japan. In August of 2020, Travelzoo entered into a royalty-bearing licensing agreement with a local licensee in Australia for the exclusive use of Travelzoo’s brand, business models, and members in Australia, New Zealand, and Singapore. Under these arrangements, Travelzoo’s existing members in Australia, Japan, New Zealand, and Singapore will continue to be owned by Travelzoo as the licensor. Licensing revenue is booked with a lag of one quarter. Travelzoo recorded $5,000 in licensing revenue from the licensee in Australia, New Zealand, and Singapore in Q2 2022. Licensing revenue is expected to increase going forward.

Members and Subscribers
As of June 30, 2022, we had 30.7 million members worldwide. In North America, the unduplicated number of Travelzoo members was 16.5 million as of June 30, 2022, down 7% from June 30, 2021. In Europe, the unduplicated number of Travelzoo members was 9.1 million as of June 30, 2022, up 7% from June 30, 2021. Jack’s Flight Club had 1.8 million subscribers as of June 30, 2022, up 9% from June 30, 2021.

Discontinued Operations
As announced in a press release on March 10, 2020, Travelzoo decided to exit its Asia Pacific business and operate it as a licensing business going forward. Consequently, the Asia Pacific business has been classified as discontinued operations since March 31, 2020. Prior periods have been reclassified to conform with the current presentation. Certain reclassifications have been made for current and prior periods between the continued operations and the discontinued operations in accordance with U.S. GAAP.

Income Taxes
Income tax expense was $928,000 in Q2 2022, compared to an income tax expense of $1.1 million in the prior-year period.
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Non-GAAP Financial Measures
Management calculates non-GAAP operating income when evaluating the financial performance of the business. Travelzoo’s calculation of non-GAAP operating income, also called “non-GAAP operating profit” in this press release and today’s earnings conference call, excludes the following items: impairment of intangibles and goodwill, amortization of intangibles, stock option expenses, and severance- related expenses. This press release includes a table which reconciles GAAP operating income to the calculation of non-GAAP operating income. Non-GAAP operating income is not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"). This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Looking Ahead
For Q3 2022, we currently expect higher revenue year-over-year and profitability. We continue to see a trend of recovery of our revenue. However, there could be unexpected fluctuations in the short term. During the pandemic, we have been able to lower our fixed costs. We believe we can keep our fixed costs relatively low in the foreseeable future—while revenue is expected to grow.

Conference Call
Travelzoo will host a conference call to discuss second quarter results and provide an update on Travelzoo META today at 11:00 a.m. ET. Please visit http://ir.travelzoo.com/events-presentations to
•download the management presentation (PDF format) to be discussed in the conference call;
•and access the webcast.

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About Travelzoo
Travelzoo® provides its 30 million members with exclusive offers and one-of-a-kind experiences personally reviewed by our deal experts around the globe. We have our finger on the pulse of outstanding travel, entertainment, and lifestyle experiences. We work in partnership with more than 5,000 top travel suppliers—our long-standing relationships give Travelzoo members access to irresistible deals.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect”, “predict”, “project”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Travelzoo, Top 20, and Jack's Flight Club are registered trademarks of Travelzoo.

5/10

Travelzoo
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues	$17,689	$19,079	$36,142	$33,363
Cost of revenues	2,163	2,522	4,995	5,540
Gross profit	15,526	16,557	31,147	27,823
Operating expenses:
Sales and marketing	8,480	7,340	17,061	14,130
Product development	454	685	907	1,368
General and administrative	4,811	5,056	9,479	9,616
Total operating expenses	13,745	13,081	27,447	25,114
Operating income	1,781	3,476	3,700	2,709
Other income, net	195	684	1,618	518
Income from continuing operations before income taxes	1,976	4,160	5,318	3,227
Income tax expense	928	1,136	1,896	1,878
Income from continuing operations	1,048	3,024	3,422	1,349
Income (loss) from discontinued operations, net of tax	10	29	(1)	14
Net income	1,058	3,053	3,421	1,363
Net income (loss) attributable to non-controlling interest	30	39	34	(9)
Net income attributable to Travelzoo	$1,028	$3,014	$3,387	$1,372

Net income attributable to Travelzoo—continuing operations	$1,018	$2,985	$3,388	$1,358
Net income (loss) attributable to Travelzoo—discontinued operations	$10	$29	$(1)	$14

Income per share—basic
Continuing operations	$0.08	$0.26	$0.28	$0.12
Discontinued operations	$—	$—	$—	$—
Net income per share—basic	$0.08	$0.26	$0.28	$0.12

Income per share—diluted
Continuing operations	$0.08	$0.22	$0.27	$0.10
Discontinued operations	$—	$—	$—	$—
Net income per share—diluted	$0.08	$0.22	$0.27	$0.10
Shares used in per share calculation from continuing operations—basic	12,513	11,488	12,285	11,440
Shares used in per share calculation from discontinued operations—basic	12,513	11,488	12,285	11,440
Shares used in per share calculation from continuing operations—diluted	12,637	13,408	12,591	13,248
Shares used in per share calculation from discontinued operations—diluted	12,637	13,408	12,591	13,248
6/10

Travelzoo
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$25,608	$43,815
Accounts receivable, net	14,809	14,871
Prepaid income taxes	2,569	3,325
Prepaid expenses and other	1,603	1,891
Prepaid expenses—related party	—	1,150
Assets from discontinued operations	34	71
Total current assets	44,623	65,123
Deposits and other	6,815	6,784
Deferred tax assets	3,551	3,949
Restricted cash	1,061	1,142
Operating lease right-of-use assets	6,192	7,700
Property and equipment, net	550	659
Intangible assets, net	4,785	3,426
Goodwill	10,944	10,944
Total assets	$78,521	$99,727
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,231	$3,411
Merchant payables	47,899	68,678
Accrued expenses and other	7,566	10,212
Deferred revenue	2,106	1,733
Operating lease liabilities	2,589	3,180
Income tax payable	—	185
Liabilities from discontinued operations	448	485
Total current liabilities	61,839	87,884
Long-term operating lease liabilities	8,125	9,111
Other long-term liabilities	2,451	2,364
Total liabilities	72,415	99,359
Non-controlling interest	4,634	4,600
Common stock	131	126
Treasury stock (at cost)	(5,488)	(5,488)
Additional paid-in capital	7,426	4,415
Retained earnings	3,895	508
Accumulated other comprehensive loss	(4,492)	(3,793)
Total stockholders’ equity (deficit)	1,472	(4,232)
Total liabilities and stockholders’ equity (deficit)	$78,521	$99,727
7/10

Travelzoo
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$1,058	$3,053	$3,421	$1,363
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	544	476	1,118	960
Stock-based compensation	592	935	1,134	1,817
Deferred income tax	453	599	550	1,140
Loss on long-lived assets	—	—	38	—
Gain on sale of equity investment in WeGo	—	—	(196)	—
Gain on PPP notes payable forgiveness	—	(429)	—	(429)
Net foreign currency effects	227	(103)	214	(255)
Reversal of reserves on accounts receivable and other reserves	(838)	(417)	(2,246)	(871)
Changes in operating assets and liabilities:
Accounts receivable	3,032	(2,552)	(131)	(4,781)
Income tax receivable	(89)	(168)	670	(713)
Prepaid expenses and other	(703)	(418)	(138)	(2,775)
Accounts payable	(2,159)	(312)	(2,056)	1,415
Merchant payables	(11,823)	11,973	(19,784)	25,185
Accrued expenses and other	(745)	321	172	(320)
Income tax payable	(29)	(102)	(186)	(228)
Other liabilities	257	30	433	442
Net cash provided by (used in) operating activities	(10,223)	12,886	(16,987)	21,950
Cash flows from investing activities:
Purchases of intangible assets	—	—	(1,049)	—
Proceeds from sale of equity investment in WeGo	—	—	196	—
Purchases of property and equipment	(86)	(77)	(175)	(84)
Net cash used in investing activities	(86)	(77)	(1,028)	(84)
Cash flows from financing activities:
Repurchase of common stock	—	—	—	(1,583)
Payment of promissory notes	—	(110)	—	(110)
Exercise of stock options and taxes paid for net share settlement of equity awards	1,885	(3,067)	1,885	(3,067)
Net cash provided by (used in) financing activities	1,885	(3,177)	1,885	(4,760)
Effect of exchange rate on cash, cash equivalents and restricted cash	(1,655)	427	(2,179)	697
Net increase (decrease) in cash, cash equivalents and restricted cash	(10,079)	10,059	(18,309)	17,803
Cash, cash equivalents and restricted cash at beginning of period	36,759	72,129	44,989	64,385
Cash, cash equivalents and restricted cash at end of period	$26,680	$82,188	$26,680	$82,188
8/10

Travelzoo
Segment Information from Continuing Operations
(Unaudited)
(In thousands)

Three months ended June 30, 2022	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$12,342	$4,395	$952	$—	$17,689
Intersegment revenue	41	(41)	—	—	—
Total net revenues	12,383	4,354	952	—	17,689
Operating income (loss)	$3,092	$(1,472)	$161	$—	$1,781

Three months ended June 30, 2021	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$13,650	$4,569	$860	$—	$19,079
Intersegment revenue	335	(335)	—	—	—
Total net revenues	13,985	4,234	860	—	19,079
Operating income (loss)	$3,533	$(227)	$170	$—	$3,476

Six months ended June 30, 2022	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$23,845	$10,522	$1,775	$—	$36,142
Intersegment revenue	234	(234)	—	—	—
Total net revenues	24,079	10,288	1,775	—	36,142
Operating income (loss)	$4,810	$(1,294)	$184	$—	$3,700

Six months ended June 30, 2021	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$23,478	$8,138	$1,747	$—	$33,363
Intersegment revenue	326	(326)	—	—	—
Total net revenues	23,804	7,812	1,747	—	33,363
Operating income (loss)	$3,572	$(923)	$60	$—	$2,709

9/10

Travelzoo
Reconciliation of GAAP to Non-GAAP Information
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP operating expense	$13,745	$13,081	$27,447	$25,114
Non-GAAP adjustments:
Impairment of intangible and goodwill (A)	—	—	—	—
Amortization of intangibles (B)	217	275	443	559
Stock option expenses (C)	590	934	1,131	1,816
Severance-related expenses (D)	49	175	62	398
Non-GAAP operating expense	14,601	14,465	29,083	27,887

GAAP operating income	1,781	3,476	3,700	2,709
Non-GAAP adjustments (A through D)	856	1,384	1,636	2,773
Non-GAAP operating income	2,637	4,860	5,336	5,482

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10/10